As filed with the Securities and Exchange Commission on September 9, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE BUCKLE, INC.
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	47-0366193 (I.R.S. Employer Identification No.)

2407 West 24th Street
Kearney, Nebraska   68845
 (Address of Principal Executive Offices)        (Zip Code)

THE BUCKLE, INC. 2005 RESTRICTED STOCK PLAN
(Full title of the plan)

Karen B. Rhoads
The Buckle, Inc.
2407 West 24th Street
Kearney, Nebraska 68845
(Name and address of agent for service)

(308) 236-8491
(Telephone number, including area code, of agent for service)

With a copy to:

Robert J. Routh, Esq.
Cline Williams, Wright Johnson & Oldfather, L.L.P.
1900 U.S. Bank Building
233 South 13th Street
Lincoln, Nebraska 68508
(402) 474-6900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☑                                                                                                           Accelerated filer ☐
Non-accelerated filer  ☐  (Do not check if a smaller reporting company)                           Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock	1,250,000	$24.46	$30,575,000	$2,180.00

(1)	Represents additional shares available for issuance under The Buckle, Inc. 2005 Restricted Stock Plan (the “Plan”).

(2)
In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Common Stock that become issuable pursuant to the anti-dilution provisions of the Plan by reason of any future stock splits, stock dividends or similar transactions.

(3)
The proposed maximum offering price was determined in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices reported by the New York Stock Exchange on September 1, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) of The Buckle, Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended.  This Registration Statement is being filed to register additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to The Buckle, Inc. 2005 Restricted Stock Plan (the “Plan”).  The remaining shares of Common Stock issuable under the Plan have been registered previously by the Company on its Registration Statement on Form S-8 (No. 333-133384), as amended by Amendment No. 1 to the Registration Statement on Form S-8 (the “Existing Registration Statement”).  The Existing Registration Statement is hereby incorporated by reference.

Item 8.  Exhibits.

Exhibit Number	Description

5.1	Opinion of Cline Williams Wright Johnson & Oldfather, L.L.P. (filed herewith).

23.1	Consent of Cline Williams Wright Johnson & Oldfather, L.L.P. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Power of Attorney (included on the signature page to this Registration on Form S-8).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearney, State of Nebraska, on September 9, 2010.

THE BUCKLE, INC.

By:	/S/ KAREN B. RHOADS
Name:	Karen B. Rhoads
Title:	Director, Vice President of Finance, Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis H. Nelson and Karen B. Rhoads, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL J. HIRSCHFELD	Director and	September 9, 2010
Daniel J. Hirschfeld	Chairman of the Board

/S/ DENNIS H. NELSON	Director, President and	September 9, 2010
Dennis H. Nelson	Chief Executive Officer

Signature	Title	Date

/S/ KAREN B. RHOADS	Director, Vice President of	September 9, 2010
Karen B. Rhoads	Finance, Treasurer and Chief Financial Officer

/S/ JAMES E. SHADA	Director	September 9, 2010
James E. Shada

/S/ ROBERT E. CAMPBELL	Director	September 9, 2010
Robert E. Campbell

/S/ BILL L. FAIRFIELD	Director	September 9, 2010
Bill L. Fairfield

/S/ BRUCE L. HOBERMAN	Director	September 9, 2010
Bruce L. Hoberman

/S/ JOHN P. PEETZ, III	Director	September 9, 2010
John P. Peetz, III

/S/ MICHAEL E. HUSS	Director	September 9, 2010
Michael E. Huss

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cline Williams Wright Johnson & Oldfather, L.L.P. (filed herewith).

23.1	Consent of Cline Williams Wright Johnson & Oldfather, L.L.P. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Power of Attorney (included on the signature page to this Registration on Form S-8).